Exhibit 10(b)

2003 STOCK APPRECIATION RIGHTS AWARD LETTER

The Compensation and Management Succession Committee of the Company’s Board of Directors (the “Committee”) has awarded you the following:

________ Stock Appreciation Rights
Base Price: $26.49
Grant Date: ___________

The Stock Appreciation Rights were awarded pursuant to the Company’s 1997 Long-Term Incentive Plan, as amended (the “Plan”), and are subject to the terms and conditions contained in the Plan and in the Provisions for 2003 Stock Appreciation Rights set forth in Appendix A to this Award Letter.

This Award is intended to fulfill the Plan’s purpose of furthering the long-term growth in profitability of the Company by offering long-term incentives to key executives, officers and employees who will be largely responsible for such growth. Since these Awards have been granted to only a select group of Company employees, I request that you keep the terms of this Award confidential.

_____________________________________
John J. McMahon, Jr., Chairman,
Compensation and Management Succession Committee
of the Board of Directors
of Protective Life Corporation